UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	May 31, 2006
Date of earliest event reported:	May 24, 2006

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amendment No. 2 to Loan and Security Agreement

On May 24, 2006, OfficeMax Incorporated (the “Company”) entered into Amendment No. 2 to Loan Agreement (the “Amended Agreement”) by and among the Company, certain of its subsidiaries who are also borrowers under the Amended Agreement, certain of its subsidiaries who are guarantors of obligations under the Amended Agreement, certain lenders, and Wachovia Capital Finance Corporation (Central) (“Wachovia”), acting in its capacity as agent for the lenders. The Amended Agreement amends the terms of the Company’s Loan and Security Agreement (the “Loan Agreement”) among the same parties dated June 24, 2005.

The Company entered into the Amended Agreement to remove the special reserve referenced in Section 1.127 of the Loan Agreement. The special reserve reduced by $50,000,000 the amount of loans or letters of credit that would otherwise be available to the Company under the lending formula in the Loan Agreement. Removing the special reserve will allow the Company greater access to borrowing base availability under the Loan Agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended Agreement, included as Exhibit 99.1 to this filing and incorporated herein by reference to this Item 1.01.

Certain of the lenders party to the Amended Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Amendment No. 2 to Loan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
99.1	Amendment No. 2 to Loan Agreement